UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2018, the Board of Directors (the “Board”) of Builders FirstSource, Inc. (the “Company”) appointed David E. Rush as the Company’s Senior Vice President – Chief Operating Officer – East.  He will be responsible for overseeing all the Company’s operations in the eastern half of the United States.  He succeeds Morris Tolly, who passed away on October 31, in that position.

Mr. Rush, age 56, had been Senior Vice President – Strategy and Business Development of the Company since August 2017.  Prior to that, he had served as Senior Vice President – Integration since the acquisition of ProBuild Holdings LLC by the Company in July 2015.  From 2003 to 2015, Mr. Rush was an Area Vice President, with responsibility for more than 18 Company locations in South Carolina, North Carolina, and Tennessee.  He joined the Company as Vice President of Finance of the Southeast Group in 1999.  Before joining Builders FirstSource, Mr. Rush worked in various accounting and finance positions, primarily with multi-location distribution companies, including as Chief Financial Officer of the Bojangles Restaurant chain.  He holds a B.A. in accounting from the University of North Carolina at Chapel Hill.

In connection with his promotion, Mr. Rush’s base salary was raised to $450,000 per year.  His target bonus percentage will continue to be 100% of his base salary.  Mr. Rush will enter into an employment agreement that is substantially similar to the agreements in place with the Company’s other executive officers, including without limitation non-competition and severance provisions.

Mr. Rush is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: November 29, 2018	By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

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